UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12

Inland Real Estate Income Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Inland Inland Real Estate Income Trust, Inc.

We still need your support.

Fellow Stockholder,

On behalf of Inland Real Estate Income Trust (“Inland Income Trust”), I thank you for taking the time to submit your proxy for our 2021 Annual Meeting of Stockholders. As we have not yet received sufficient votes to approve important charter amendment proposals up for consideration, our Annual Meeting may need to be adjourned to solicit additional affirmative votes.

As described further in our proxy materials, the strategic plan of Inland Income Trust includes an intent to provide stockholders with a liquidity event, most likely through a listing of our stock for public trading on a national securities exchange. To prepare for a potential listing, Inland Income Trust is asking stockholders to approve amendments to our corporate Charter that would make our Charter consistent with those of real estate investment trusts (“REITs”) whose shares are listed and publicly traded on an exchange. We believe that approving these Charter amendments would enhance the Company’s ability to successfully list its stock and compete with other publicly traded REITs. As a result, our Board of Directors, including all of our independent directors, recommends that you vote FOR all of the proposed Charter amendments.

To reduce the risk of significant additional expenses associated with a meeting adjournment and additional vote solicitations, we encourage you to recast your vote FOR all of the proposed charter amendment proposals. Recasting your vote promptly using any of the methods described below will help us meet shareholder approval requirements before the November 2nd meeting date, thereby reducing the risks of meeting adjournment, additional solicitation costs, and delays to the execution of Inland Income Trust’s strategic plan.

Mitchell Sabshon
Chief Executive Officer

FOUR WAYS TO VOTE

	ONLINE	PHONE	QR CODE	MAIL
PROXY QUESTIONS? Call 1-877-777-4575	WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

WITHOUT A PROXY CARD Call 1-877-777-4575

Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist.

WITH A PROXY CARD  Call 1-800-690-6903

with a touch-tone phone to vote using an automated system.

			WITH A SMARTPHONE Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed.	VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided.